UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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THE E.W. SCRIPPS COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 19, 2018

Dear Shareholder:

We are writing to encourage you to vote for your Board’s three highly qualified nominees at The E.W. Scripps Company 2018 Annual Meeting of Shareholders on May 10, 2018.

Please use the enclosed WHITE proxy card to vote “FOR” each of the Board’s nominees: Lauren R. Fine, Roger L. Ogden and Kim Williams. Please date, sign and return the WHITE proxy card in the envelope provided to you, or use the telephone or internet method of voting described on your WHITE proxy card.

THE E.W. SCRIPPS COMPANY’S BOARD AND MANAGEMENT ARE MAKING SIGNIFICANT PROGRESS ON IMPLEMENTING OUR TRANSFORMATION STRATEGY

We have gained significant momentum since implementing our transformation strategy and are beginning to see the results. We continue to evaluate our Local Media brands in order to maximize our portfolio performance through our buy-sell-swap station acquisition strategy. Additionally, our National Media businesses continue to gain scale, and the segment delivered its first profitable quarter in Q4 2017. By continuing to execute on our comprehensive strategy, we believe we are creating meaningful value for our shareholders in the near- and long-term:

1.	We expect cash flow from operations to grow more than 40 percent from 2016 levels to 2020, driven by retransmission revenue increases and restructuring initiatives

2.	We anticipate margin improvement of about 400 basis points from 2018 to 2020

3.	Our buy-sell-swap strategy for our television stations would offer additional margin improvement

4.	In the Local Media division, we are focused on creating the strongest portfolio through new operating philosophies that will maximize broadcast cash flow

5.	In the National Media division, we are seizing opportunities we see with the evolving habits of media consumers

6.	We are returning cash to shareholders via the dividend initiation in Q1 2018 (current dividend yield of ~1.7%)

7.	We expect to continue share repurchases under our current authorization

GAMCO HAS NOT OFFERED AN ALTERNATIVE STRATEGY

Despite several conversations with Scripps CEO Adam Symson, GAMCO CEO Mario Gabelli has not articulated an alternative strategy for change at Scripps.

GAMCO HAS REJECTED ALL ATTEMPTS AT COMPROMISE AND CONSTRUCTIVE DIALOGUE

In conversations with Mario Gabelli, Adam Symson on behalf of the Scripps Board suggested a compromise. Mr. Symson offered to include one of Gabelli’s nominees in the Scripps slate of directors in hopes of reaching a constructive resolution to the ongoing proxy fight. Gabelli declined and instead insisted that he wants all three of his nominees on the Board “or nothing at all.” Gabelli has refused to compromise, refused to let our Board meet with his director nominees and refused our attempts at productive dialogue.

WE HAVE THE RIGHT BOARD AND MANAGEMENT TEAM TO EXECUTE ON OUR
COMPREHENSIVE STRATEGY

Our Board and management team have been agents of change for the Company, and our nominees for election have the experience, expertise and knowledge that will help us achieve our objectives, and ultimately create shareholder value. The election of GAMCO’s nominees would diminish the diversity of experience our Board brings to the table and eliminate the shareholder perspective of our nominees, as former members of the investment community. We believe the nomination of directors by GAMCO is a wasteful distraction during a crucial period for the Company.

VOTE THE ENCLOSED WHITE PROXY CARD TODAY “FOR” ALL OF THE E.W. SCRIPPS COMPANY’S HIGHLY QUALIFIED DIRECTOR NOMINEES

IF YOU HAVE ALREADY VOTED THE WHITE PROXY CARD FOR EACH OF YOUR ACCOUNTS, THERE IS NO NEED TO VOTE AGAIN

Please use the enclosed WHITE proxy card to vote “FOR” each of the Board’s nominees: Lauren R. Fine, Roger L. Ogden and Kim Williams. You are urged to date, sign and return the WHITE proxy card in the envelope provided to you, or to use the telephone or Internet method of voting described on your WHITE proxy card.

Thank you for your continued support as we work to transform The E.W. Scripps Company and enhance value for all our shareholders.

Sincerely,

Rich Boehne
Chairman of the Board

Forward-Looking Statements
Certain statements in this communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, are forward-looking statements. These forward-looking statements are based on management's current expectations, and are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in such forward-looking statements. Such forward-looking statements are made as of the date of this communication and should be evaluated with the understanding of their inherent uncertainty. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the Company’s Form 10-K on file with the SEC in the section titled “Risk Factors”. The Company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.
Important Additional Information and Where to Find It
The Company has filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2018 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2018 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.scripps.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.